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                                                                   Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements (Form S-8: Nos. 33-23100, 33-38552, 33-88440, 333-42212, 333-42214, 333-69338,
333-66110 and 333-66116; and Form S-3: Nos. 333-53587, 333-60953, and
333-49140) of National Commerce Financial Corporation and in the related Prospectuses of our report dated June 22, 2001, with respect to the consolidated financial statements of National Commerce Financial Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

                                    /S/ ERNST & YOUNG LLP

Memphis, Tennessee
March 19, 2002